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Exhibit 23.4

Consent of Zhengyuan Hexing CPA Limited

China Hospitals, Inc.
2501 China World Tower I
China World Trade Center
No. 1 Jian Guo Men Wai Avenue
Beijing 10004, P.R. China
People's Republic of China

        RE: China Hospitals, Inc.

Ladies and Gentlemen:

        We hereby consent to the use of and reference to our name under the captions "evaluators" and "Experts" in the prospectus included in the registration statement on Form F-1, filed by China Hospitals, Inc. with the United States Securities and Exchange Commission on June 30, 2005 under the Securities Act of 1933, as amended.

Sincerely yours,

Zhengyuan Hexing CPA Limited
/s/ Shoutang Liu
Date: August 28, 2005
(Company Stamp)

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Exhibit 23.4
Consent of Zhengyuan Hexing CPA Limited